EXHIBIT 10.G
            License Agreement Between Cold City Inc. and Haber, Inc.
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                      for the country of GHANA-West Africa
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This agreement ("Agreement") is made and entered into this day of January
23,2004, by and between Gold City, inc., a Nevada corporation ("GCI"), and Haber Inc., a Delaware corporation ("Haber"), for the licensed use of the Haber Gold Process (as defined below. This license shall become effective and shall commence upon execution by the named parties. Now, therefore, the parties agree as set forth below:


ISSUANCE OF LICENSE.
--------------------

Haber hereby grants to GCI, a non-exclusive license ("License"), without the right of transfer or sublicense, for the commercial use of the Haber Gold Process ("HGP") for the extraction of gold from their mines and ore concentrates obtained from third parties in the country of Ghana in West Africa. The use of the HGP shall be under the direction and control of Haber. GCI hereby undertakes and agrees to use the Haber process on all gold material from property leased, owned or in which GCI has an ownership interest and all concentrates obtained from others.

GCI agrees to keep confidential the HGP and other elements of Haber's proprietary technology to which they are exposed in conjunction with using the HGP. GCI shall only disclose the HGP and other Taber technology only to those employees with a need to know in the performance of their GCI duties. In addition, all such GCI employees shall sign confidentiality agreements that have been approved by Haber, which approval shall not be unreasonably withheld. Further, Haber may request that GCI employees exposed to the HGP shall be bonded in an amount not to exceed $5,000,000.

A provision of this license is that Haber shall maintain full control of the operation of said technology(s) and that GCI shall provide the facilities in accordance, with the personnel, equipment and location conducive of the licensors practical means to so function.



LICENSE ROYALTIES:
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As consideration for granting this License, Haber shall receive a royalty for the License of the greater of the following: 1) An ongoing 11% share of GCI profits from mining operations and processing activities conducted in the country of Ghana (West Africa)(as defined in a below, distributed [thirty days after the end of each calendar quarter] from all mineral values recovered including gold production, or 2) A 8% net smelter return ("NSR") in cash or bullion from each quarter's gold and other total minerals recovered plus 5% of all free gold produced. If any project does not yield a profit after taking into account the 11% NSR due to Haber, then the NSR due to Haber shall be reduced to a minimum of 7%, regardless of profit. Any forward sale of bullion by GCI shall be considered as production and is subject to the foregoing royalty.

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For the purposes of this Agreement, "profits" shall be calculated as set forth below:

a. "Profits" will be calculated as gross revenues less standard production costs and applicable taxes (if any).Start-up costs for each project will be reimbursed to GCI out of revenues before any profits are calculated, except that, if amortized, only the amortization amount shall be deducted as expenses.

b. Capital investments and expenditures will be amortized in a time frame to be approved by both GCI and Haber and consistent with GAAP..

c. Operating costs will be expensed as incurred.

d. Licensee's corporate SG&A will be deducted as a project coston an apportioned basis over all projects.

e. Sale of bullion forward shall not exceed 25% of established three (3) month production unless agreed to in writing by the GCI Board of Directors and Chairman of Haber.

f. CCI will have responsibility for keeping each established project's records and profit calculation and distribution. Haber will have the right to inspect the books of any GCI projects, and of GCI as a whole, upon timely request.

g. Haber will be responsible for distribution of royalty moneys to any royalty holders to which Haber is obligated

DURATION OF THE LICENSE. OBLIGATIONS OF LICENSEE CONDITIONS FOR EXTENSION OF THE
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LICENSE.
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The license Agreement is non-exclusive and shall remain in force in perpetuity.

If the license is terminated for any reason other than default due to any misrepresentation or criminal act or other serious impropriety such as may involve trade secrets, it will not affect the right of GCI to continue to utilize Haber's gold technologies in projects that are already either in production or under construction and engineering contract to go into production. Also, Haber will continue to receive its royalty hereunder from such contracts, until production ends.

NON TRANSFERABILITY OF LICENSE:
-------------------------------

The license that Haber issues to GCI will not be transferable to other parties. GCI cannot act as an agent or independent conduit for any aspect of Haber's technologies to any other party, group, or company. Also, in the event of the sale of GCI or the takeover or merger of GCI by another company or group,

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the license will be subject to review, renegotiation, and termination at Haber's option.

These situations, however, will not affect the availability of the licensed technologies, as described above, to projects that are already under way. It is understood that the projects that GCI negotiates and brings into production will have the continuing rights to use the HGP as long as production continues. The termination or renegotiation of the license will not restrict the availability of technologies to projects that are in production or contracted to go into production at the time of termination.

OPERATING FEATURES:
-------------------

GCI shall provide personnel, expenses and field facilities, process equipment, and laboratory facilities approved by Haber for use of Haber's technology.

GCI shall purchase and outfit a mobile trailer, assay, and analytical laboratory. When necessary for use by GCI at their mine site, said facility will also be available for use by Haber. GCI agrees to allow Haber reasonable limited use of its equipment and facilities.

Any improvements or variations on Haber's technology shall be made known and available to Haber and not be used to diminish Haber's compensation.

Joint venture projects between GCI and Haber, shall be part of this Agreement except as regarding the specifics of profit sharing as described in the section titled "License Cost and Fee." Haber retains the right to renegotiate with GCI if the source of third party projects is introduced by Haber.

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POTENTIAL COMPETITION BETWEENPARTIES,TERMINATION, CONFLICTS:
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There will be no restriction on Haber arranging processing ventures directly for its own account, of arranging for other licensees. In effect, Haber, Inc, can compete directly with its licensee.

Both parties will continue to cooperate, including technical work, with each other and will freely exchange processing and geochemical information provided that proper confidentiality agreements and security procedures are in place, unless by doing so in specific instances they consider their competitive position is damaged.

When one company does work for the other, it will be reimbursed for all direct and indirect costs for equipment, facilities, and personnel.

In the event that an alternative technology may be deemed available, GCI may not, without the prior permission of Haber, terminate the Agreement nor discontinue the use of the HGP (or reduce production) until the completion of the term of the applicable license period then in effect.

The termination of this license, by either party, shall require at least ninety
(90) days' notice in writing to the other party, setting forth the reasons for termination.

In the event of a conflict between the two parties where both claim the same project account, the party that made the first business contact after the issuance of the license will be entitled to that account. If the two parties are unable to agree on this question, the American Arbitration Association in the State of Nevada will resolve the issue

In the event of termination of the License or this Agreement, neither party or its employees, officers, directors or agents shall not disparage the other party or comment in an unfavorable manner about the relationship under, or operation of, this Agreement.

AGREED:

For HABER INC.                                 Date



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Albert B. Conti, President



For GOLD CITY, INC.                            Date



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Patrick Anfinson, President




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